                                                                    EXHIBIT G-2

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share amounts)



                                                                Twelve months ended
                                                      March 31, 1997        March 31, 1996
                                                      ------------------------------------
OPERATING REVENUES                                        $1,701,179            $1,636,674

OPERATING EXPENSES:
Fuel                                                         214,923               162,515
Purchased power                                              412,220               378,916
Operations and maintenance                                   414,320               454,343
Restructuring costs                                                0                34,000
Depreciation and amortization                                191,360               155,542
Demand side management programs                               31,345                39,991
Taxes - property and other                                   107,468               108,041
Income taxes                                                  86,297                71,262
                                                          ----------            ----------
    Total operating expenses                               1,457,933             1,404,610
                                                          ----------            ----------

OPERATING INCOME                                             243,246               232,064
Other income (expense), net                                       98                 (286)
                                                          ----------            ----------
Operating and other income                                   243,344               231,778

Interest charges:
Long-term and medium-term debt                                93,232               106,597
Other                                                         15,087                10,818
AFUDC - debt                                                 (2,253)               (2,948)
                                                          ----------            ----------
     Total interest charges                                  106,066               114,467
                                                          ----------            ----------
                                                          ----------            ----------

NET INCOME                                                   137,278               117,311
Preferred stock dividends                                     15,292                15,559
                                                          ----------            ----------
EARNINGS AVAILABLE FOR COMMON STOCK                         $121,986              $101,752
                                                          ----------            ----------
                                                          ----------            ----------

Weighted average shares outstanding                           48,375                47,203

Earnings per share of common stock                             $2.52                 $2.16


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

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)





                                                           Mar. 31, 1997                      Dec. 31, 1996
                                                           -------------                      -------------
ASSETS
Utility plant in service, at original cost                    $4,404,687                         $4,393,585
Less: accumulated depreciation                                 1,592,821                          1,550,317
                                                              ----------       $2,811,866        ----------       $2,843,268
Nuclear fuel, net                                                                  82,249                             82,944
Construction work in progress                                                      49,722                             30,376
                                                                               ----------                         ----------
    Net utility plant                                                           2,943,837                          2,956,588
Investments in electric companies, at equity                                       23,525                             23,054
Nuclear decommissioning trust                                                     137,480                            132,076
Current assets:
Cash and cash equivalents                                          4,201                              5,651
Accounts receivable                                              232,569                            233,024
Accrued unbilled revenues                                         32,665                             34,922
Fuel, materials & supplies, at average cost                       46,833                             57,075
Prepaid expenses and other                                        28,690          344,958            45,146          375,818
                                                              ----------                         ----------
Regulatory assets:
Power contracts                                                   84,122                             88,963
Redemption premiums                                               29,719                             31,052
Income taxes, net                                                 47,823                             47,483
Postretirement benefit costs                                      22,441                             15,009
Nuclear outage costs                                              15,622                              3,432
Other                                                             15,822          215,549            16,087          202,026
                                                              ----------                         ----------
Other deferred debits                                                              37,109                             39,729
    Total assets                                                               $3,702,458                         $3,729,291
                                                                               ----------                         ----------
                                                                               ----------                         ----------
CAPITALIZATION AND LIABILITIES
Common stock equity                                                            $1,030,658                         $1,036,424
Cumulative preferred stock:
Nonmandatory redeemable series                                                    120,023                            119,954
Mandatory redeemable series                                                        81,622                             81,465
Long-term and medium-term debt                                                  1,058,553                          1,058,644
Current liabilities
L-T debt/preferred due within one year                          $102,267                           $102,667
Notes payable                                                    220,790                            201,454
Accounts payable                                                 101,777                            134,083
Accrued interest                                                  13,313                             24,378
Dividends payable                                                 25,343                             25,343
Other                                                            122,150          585,640           115,812          603,737
                                                              ----------                         ----------
Deferred credits:
Power contracts                                                   84,122                             88,963
Accumulated deferred income taxes                                496,712                            498,718
Accumulated deferred ITC                                          57,881                             58,899
Nuclear decommissioning liability                                138,790                            133,388
Other                                                             48,457          825,962            49,099          829,067
                                                              ----------       ----------        ----------       ----------
     Total capitalization and liabilities                                      $3,702,458                         $3,729,291
                                                                               ----------                         ----------
                                                                               ----------                         ----------


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

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)




                                                                12 mos. ended            12 mos. ended
                                                                Mar. 31, 1997            Mar. 31, 1996
                                                                --------------------------------------
Cash flows from operating activities:                           $137,278                 $117,311
Net income
Non-cash adjustments to net income:
Depreciation and amortization                                    230,704                  204,710
Deferred income taxes and ITC                                     (4,437)                 (25,819)
Allowance for borrowed funds used during construction             (2,253)                  (2,948)
Net Changes in:
Accounts receivable and accrued unbilled revenues                 (2,488)                 (41,302)
Fuel, materials and supplies                                       4,925                    7,629
Accounts payable                                                   7,504                  (12,214)
Other current assets and liabilities                             (76,257)                  81,784
Other, net                                                        35,527                   28,150
                                                                --------                 --------
NET CASH PROVIDED BY OPERATING ACTIVITIES                        327,503                  357,301
                                                                --------                 --------
Cash flows provided (used) by investing activities:
Plant expenditures (excluding AFUDC)                            (161,517)                (163,804)
Nuclear fuel expenditures                                        (51,598)                  (4,276)
Sale of plant assets, net                                           (106)                   3,018
Investments                                                      (30,123)                 (19,002)
                                                                --------                 --------
NET CASH USED BY INVESTING ACTIVITIES                           (243,344)                (184,064)
                                                                --------                 --------
Cash flows provided (used) by financing activities:
Issuance of common stock                                           9,675                   65,287
Issuance of long-term debt/medium-term, debt                     100,000                  125,000
Redemption of preferred stock                                     (4,000)                       0
Retirement of long-term debt                                    (101,600)                (200,600)
Net change in notes payable                                       18,730                  (62,543)
Dividends paid                                                  (106,175)                (101,961)
                                                                --------                 --------
NET CASH USED BY FINANCING ACTIVITIES                            (83,370)                (174,817)
                                                                --------                 --------
Increase/(decrease) in cash and cash equivalents                     789                   (1,580)
Cash and cash equivalents at beginning of period                   3,412                    4,992
Cash and cash equivalents at end of period                        $4,201                   $3,412



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